                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                  BIOGEN, INC.
                (Name of Registrant as Specified in Its Charter)

                   ANNE MARIE COOK, ASSISTANT GENERAL COUNSEL
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

[BIOGEN LOGO]

Notice of 1994 Annual Meeting
and Proxy Statement
                                 [PHOTOGRAPH]

- --------------------------------------------------------------------------------

[BIOGEN LOGO]

                                                                  April 18, 1994

Dear Stockholder:

     You are cordially invited to attend the 1994 Annual Meeting of Stockholders of Biogen, Inc. to be held at 10:00 a.m. on Friday, June 3, 1994, at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts.

     At the Annual Meeting, four persons will be elected to the Board of Directors. The Board of Directors recommends the re-election of the nominees named in the Proxy Statement. In addition, the Company will ask the stockholders to ratify the selection of Price Waterhouse as the Company's independent accountants for the fiscal year ended December 31, 1994.

     Whether or not you plan to attend the Annual Meeting, it is important that you promptly fill out, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                            Sincerely,

                                            /s/ JAMES L. VINCENT

                                            James L. Vincent
                                            Chairman and Chief Executive Officer

     YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO RETURN YOUR PROXY PROMPTLY.

                                  BIOGEN, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 3, 1994

TO THE STOCKHOLDERS OF BIOGEN, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Biogen, Inc., a Massachusetts corporation, will be held on Friday, June 3, 1994, at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts 02142 at 10:00 a.m. for the following purposes:

          1. To elect four members to the Board of Directors, three of such members to serve for a three-year term ending at the Annual Meeting of Stockholders in 1997 and until their successors are duly elected and qualified or their earlier resignation or removal and one of such members to serve for a two-year term ending at the Annual Meeting of Stockholders in 1996 and until his successor is duly elected and qualified or his earlier resignation or removal.

          2. To ratify the selection of Price Waterhouse as the Company's independent accountants for the fiscal year ended December 31, 1994.

          3. To transact such other business as may be properly brought before the Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on April 7, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     All stockholders are cordially invited to attend the Meeting. However, to ensure your representation you are requested to complete, sign, date and return the enclosed proxy as soon as possible in accordance with the instructions on the proxy card. A return addressed envelope is enclosed for your convenience.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/JAMES L. VINCENT

                                          JAMES L. VINCENT
                                          Chairman of the Board

Cambridge, Massachusetts
April 18, 1994

                                  BIOGEN, INC.
                              14 CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 252-9200

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Biogen, Inc., a Massachusetts corporation (the "Company"), of proxies to be used at the Annual Meeting of Stockholders to be held at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts on Friday, June 3, 1994 at 10:00 a.m., and any adjournments thereof (the "Meeting").

     If the stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the nominees for Director named herein and FOR ratification of the selection of Price Waterhouse as the Company's independent accountants. A proxy may be revoked by written instrument delivered to the Secretary of the Company at any time before the proxy is voted. Any stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence.

     The close of business on April 7, 1994 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Meeting. As of the close of business on April 7, 1994, the Company had 32,415,002 shares of Common Stock outstanding and entitled to vote. Abstentions and broker non-votes are each included as shares present and voting for purposes of determining whether a quorum is present at the Meeting. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders, with abstentions and broker non-votes having no effect on the vote. An automated system administered by the Company's transfer agent tabulates the votes.

     This Proxy Statement and the accompanying proxy are being mailed on or about April 18, 1994 to all stockholders entitled to notice of and to vote at the Meeting.

                             ELECTION OF DIRECTORS

     The Articles of Organization and By-Laws of the Company provide for the Company's business to be managed by or under the direction of the Board of Directors, with the advice of the Scientific Board with respect to scientific and technological matters.

     The Board of Directors is classified into three classes serving staggered three-year terms. Alexander G. Bearn, Harold W. Buirkle and James L. Vincent are nominees for election at the Meeting for a three-year term ending at the Annual Meeting of Stockholders in 1997 and until their successors are duly elected and qualified. Phillip A. Sharp is a nominee for election at the Meeting for a two-year term ending at the Annual Meeting of Stockholders in 1996 and until his successor is duly elected and qualified. Alan Belzer, Kenneth Murray and James
W. Stevens constitute a class of Directors with a term ending at the Annual Meeting of Stockholders in 1995. Roger H. Morley and James R. Tobin constitute a class of Directors with a term ending at the Annual Meeting of Stockholders in 1996, which class will also include Dr. Sharp upon his election. Mr. Tobin was elected to the Board of Directors in March 1994 upon commencement of his employment as President and Chief Operating Officer of the Company. Under the By-Laws, the number of Directors is fixed from time to time by the Board of Directors. The Board has fixed the number of Directors at nine.

     Unless authority to vote for the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as Director of such nominees. In the event that any nominee shall become unable or unwilling to accept nomination or election, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

     The following information is furnished with respect to the Directors of the
Company:

  NAME, AGE AND YEAR                        PRINCIPAL OCCUPATION DURING PAST
FIRST BECAME A DIRECTOR                     FIVE YEARS; OTHER DIRECTORSHIPS
- -----------------------   --------------------------------------------------------------------
- ----------------          Visiting Physician, Adjunct Professor at the Rockefeller University
                          in New York since 1966 and Trustee of the Rockefeller University
[Alexander G. Bearn       since 1970; Trustee of Howard Hughes Medical Institute since 1987;
      Photo]              from 1979 to 1988 Senior Vice President for Medical and Scientific
- ----------------          Affairs of the International Division of Merck & Co.; prior to
Alexander G. Bearn,       joining Merck, the first Stanton Griffis Distinguished Medical
M.D.* (age 71)            Professor at Cornell University Medical College; from 1966 to 1977,
1991                      Chairman of the Department of Medicine at Cornell University Medical
NOMINEE FOR RE-ELECTION   College; member of the Scientific Board of the Company.


- ----------------          President, Chief Operating Officer and Director, Allied-Signal, Inc.
                          from 1988 to 1993; from 1983 to 1988, Executive Vice President and
[Alan Belzer              President, Engineered Materials Sector, Allied-Signal, Inc.
   Photo]
- ----------------
Alan Belzer
(age 61)
1990


- ----------------          Managing Director, The Henley Group, Inc. from 1986 to 1990; from
                          1983 to 1985, Executive Vice President, Finance and Planning, Allied
[Harold W. Buirkle        Corporation (now Allied-Signal, Inc.); and from 1981 to 1983, Senior
     Photo]               Vice President -- Planning and Finance of Allied Corporation.
- ----------------
Harold W. Buirkle
(age 73)
1986
NOMINEE FOR RE-ELECTION

  NAME, AGE AND YEAR                        PRINCIPAL OCCUPATION DURING PAST
FIRST BECAME A DIRECTOR                     FIVE YEARS; OTHER DIRECTORSHIPS
- -----------------------   --------------------------------------------------------------------
- ----------------          Vice President, Schiller International University, Heidelberg,
                          Germany since 1983; Director of Continental Bank and Continental
[Roger H. Morley          Corporation; Director of Artal, S.A., Luxembourg; Co-Managing
     Photo]               Director, R&R Inventions Ltd., Birmingham, U.K.; from 1974 to 1984,
- ----------------          a Director of Western Electric Company, Inc.; from 1975 to 1980, a
Roger H. Morley           Director of American Express Company; from 1978 to 1985, a Director
(age 62)                  of Allied Corporation; from 1982 to 1986 a Director of Converse Inc;
1987                      and from 1986 to 1990, a Director of Shafer Value Trust.


- ----------------          Biogen Professor of Molecular Biology, University of Edinburgh,
                          Scotland since 1984; during 1985 and 1986, Interim Research Director
[Kenneth Murray           of Biogen S.A; from 1976 to 1984, Professor and Head of the
    Photo]                Department of Molecular Biology, University of Edinburgh; Fellow of
- ----------------          the Royal Society; Vice Chairman of the Scientific Board of the
Kenneth Murray, Ph.D.*    Company.
(age 63)
1980


- ----------------          Salvador E. Luria Professor and Head of the Department of Biology,
                          Center for Cancer Research, Massachusetts Institute of Technology
[Phillip A. Sharp         since 1991; Director of the Center for Cancer Research at MIT from
     Photo]               1985 to 1991; Chairman of the Scientific Board of the Company.
- ----------------
Phillip A. Sharp,
  Ph.D.*
(age 49)
1982
NOMINEE FOR RE-ELECTION

  NAME, AGE AND YEAR                        PRINCIPAL OCCUPATION DURING PAST
FIRST BECAME A DIRECTOR                     FIVE YEARS; OTHER DIRECTORSHIPS
- -----------------------   --------------------------------------------------------------------
- ----------------          Chairman, Prudential Asset Management Group since 1993; Executive
                          Vice President, The Prudential Insurance Company of America and
[James W. Stevens         Prudential Investment Corporation from 1987 to 1993; Managing
     Photo]               Director, Dillon, Read & Company Inc. from 1985 until 1987; from
- ----------------          1984 until April 1985, Group Executive of Citicorp and Citibank N.A.
James W. Stevens          and Chairman of Citicorp Venture Capital, Ltd.; from 1981 until
(age 57)                  1984, Executive Vice President, Merchant Banking Group, Citibank,
1986                      N.A.


- ----------------          President and Chief Operating Officer of Biogen, Inc. since February
                          1994; from 1992 to 1993, President and Chief Operating Officer of
[James R. Tobin           Baxter International; from 1988 to 1992, Executive Vice President of
     Photo]               Baxter International.
- ----------------
James R. Tobin
(age 49)
1994


- ----------------          Chief Executive Officer and Chairman of the Board of Directors of
                          Biogen, Inc. since 1985 and President from 1985 to February 1994;
[James L. Vincent         from 1982 to 1985, Group Vice President, Allied Corporation (now
     Photo]               Allied-Signal, Inc.) and President, Allied Health and Scientific
- ----------------          Products Company; from 1979 through 1980, Executive Vice President,
James L. Vincent          Chief Operating Officer and a Director of Abbott Laboratories, Inc.;
(age 54)                  a Director of Millipore Corporation, Continental Bank and
1985                      Continental Corporation.
NOMINEE FOR RE-ELECTION

- ---------------
* Drs. Bearn, Murray and Sharp were nominated for election to the Board of Directors by the Company pursuant to designation by the Scientific Board.

     A plurality of the votes cast at the Meeting is required to elect each nominee as a Director.

THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF MESSRS. BEARN, BUIRKLE, SHARP AND VINCENT AS DIRECTORS.

                       BOARD OF DIRECTORS AND COMMITTEES

GENERAL

     During 1993 there were five meetings of the Board of Directors. The Board has four committees. The Compensation and Management Resources Committee, which met four times during 1993, has four members, James W. Stevens (Chairman), Roger
H. Morley, Phillip A. Sharp and James L. Vincent. The Compensation and Management Resources Committee makes recommendations to the Board concerning remuneration and benefits for senior executives, and reviews executive development and succession. The Finance and Audit Committee, which met four times during 1993, has three members, Harold W. Buirkle (Chairman), Alan Belzer and Roger H. Morley. The Finance and Audit Committee reviews the Company's quarterly and annual financial statements and Annual Report on Form 10-K, considers matters relating to accounting policy and internal controls, reviews the scope of annual audits, recommends independent public accountants to the Board and makes recommendations concerning financial, investment and taxation policies. The Project Share Committee, whose members are Phillip A. Sharp (Chairman), Kenneth Murray and James L. Vincent, recommends to the Board stock and stock option awards for scientific consultants with respect to work undertaken by them for the Company and decides whether predetermined goals have been achieved to permit vesting of such stock or stock option rights. The Project Share Committee did not meet during 1993. The Stock and Option Plan Administration Committee, which met four times during 1993, has two members, Roger H. Morley and James W. Stevens. The Stock and Option Plan Administration Committee administers certain stock and stock option plans and approves stock and stock option awards. The Company has no standing nominating committee.

     No incumbent Director attended fewer than 75% of the total number of meetings of the Board and of Committees of the Board on which he served during 1993.

COMPENSATION OF DIRECTORS

     Non-employee members of the Company's Board of Directors are entitled to receive $1,500 for each Board meeting attended, and $500 for attending each meeting of Committees of the Board on which they serve, except for Committee chairmen, who receive $1,000 per Committee meeting attended. Those Directors who are members of the Company's Scientific Board and who are not Company employees also receive an annual consulting fee of $15,000, $1,500 per day for Scientific Board meetings, and $500 per day for each full working day spent in the Company's laboratories, except for the Chairman of the Scientific Board whose annual consulting fee is $60,000.

     Directors are eligible to participate in the Company's 1985 Non-Qualified Stock Option Plan (the "1985 Plan"). During the fiscal year ended December 31, 1993, the Company granted to Mr. Belzer an option to purchase 21,000 shares of Common Stock under the 1985 Plan. Directors who are also members of the Company's Scientific Board are eligible to participate in the Company's 1987 Scientific Board Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Management Resources Committee which determines cash remuneration and benefits for senior executives and reviews executive development and succession has four members, James W. Stevens (Chairman), Roger
H. Morley, Phillip A. Sharp and James L. Vincent, the Chairman of the Board and Chief Executive Officer of the Company.

                                SHARE OWNERSHIP

     The following table sets forth information as of March 21, 1994 concerning the ownership of Common Stock by each stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, each current member of the Board of Directors, each of the executive officers named in the Summary Compensation Table included in this Proxy Statement and all current Directors and executive officers as a group. Except as otherwise noted, the persons or entities identified have sole voting and investment power with respect to such shares.

                                                                          SHARES BENEFICIALLY
                                                                                 OWNED
                                                                        ------------------------
                          NAME AND ADDRESS**                             NUMBER       PERCENT(1)
- ----------------------------------------------------------------------  ---------     ----------
Alexander G. Bearn....................................................     30,100(2)        *
Alan Belzer...........................................................     21,000(3)        *
Harold W. Buirkle.....................................................     78,000(4)        *
Roger H. Morley.......................................................     34,000(3)        *
Kenneth Murray........................................................    268,000(5)        *
Phillip A. Sharp......................................................    256,000(6)        *
James W. Stevens......................................................     57,000(7)        *
James R. Tobin........................................................          0           *
James L. Vincent......................................................    721,963(8)     2.18%
Kenneth M. Bate.......................................................    111,866(9)        *
Irving H. Fox.........................................................     89,764(10)       *
Joseph M. Davie.......................................................     31,250(3)        *
Lawrence S. Daniels...................................................     50,478(11)       *
All executive officers and Directors as a group (19 persons)..........  2,051,866(12)    6.04%
Forstmann-Leff Associates Inc. .......................................  2,543,080(13)    7.85%
  55 East 52nd Street
  New York, NY 10055
New York Life Insurance Company.......................................  1,800,000(14)    5.26%
  51 Madison Avenue
  New York, NY 10010
FMR Corp. ............................................................  1,923,110(15)    5.93%
  82 Devonshire Street
  Boston, MA 02109
The Prudential Insurance Company of America...........................  1,737,800(16)    5.36%
  Prudential Plaza
  Newark, NJ 07102
Jennison Associates Capital Corp. ....................................  1,619,900(17)    5.00%
  466 Lexington Avenue
  New York, NY 10017
- ---------------

 * Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.

** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

                                         (Footnotes continued on following page)

[FN]
(Footnotes continued from preceding page)
 (1) The calculation of percentages is based upon the number of shares issued and outstanding at March 21, 1994, plus shares subject to options held by the respective person at March 21, 1994 and which are exercisable on March 21, 1994 or become exercisable on or before May 20, 1994.

 (2) Includes 30,000 shares which may be acquired pursuant to options which are currently exercisable or become exercisable on or before May 20, 1994.

 (3) Represents shares which may be acquired pursuant to options which are currently exercisable or become exercisable on or before May 20, 1994.

 (4) Includes 37,000 shares which may be acquired pursuant to options which are currently exercisable or become exercisable on or before May 20, 1994.

 (5) Includes 43,000 shares which may be acquired pursuant to options which are currently exercisable or become exercisable on or before May 20, 1994.

 (6) Includes 28,000 shares which may be acquired pursuant to options which are currently exercisable or become exercisable on or before May 20, 1994.

 (7) Includes 47,000 shares which may be acquired pursuant to options which are currently exercisable or become exercisable on or before May 20, 1994.

 (8) Includes 719,000 shares which may be acquired pursuant to options which are currently exercisable or become exercisable on or before May 20, 1994. Certain of the shares acquired upon exercise of such options are subject to repurchase by the Company under certain circumstances. Includes 963 shares acquired as matching contributions under the Company's 401(k) plan. See "Executive Compensation -- Summary Compensation Table." Includes 1,500 shares held by Mr. Vincent's wife and 500 shares held by one of his children.

 (9) Includes 111,666 shares which may be acquired pursuant to options which are currently exercisable or become exercisable on or before May 20, 1994 and 200 shares acquired as matching contributions under the Company's 401(k) plan.

(10) Includes 89,500 shares which may be acquired pursuant to options which are currently exercisable or become exercisable on or before May 20, 1994 and 264 shares acquired as matching contributions under the Company's 401(k) plan.

(11) Includes 50,000 shares which may be acquired pursuant to options which are currently exercisable or become exercisable on or before May 20, 1994 and 67 shares acquired as matching contributions under the Company's 401(k) plan.

(12) Includes 1,536,348 shares which may be acquired pursuant to options which are currently exercisable or become exercisable on or before May 20, 1994. Does not include shares which may be purchased in 1994 by officers who are currently participants in the 1983 Employee Stock Purchase Plan. Includes 3,579 shares acquired as matching contributions under the Company's 401(k) plan.

(13) Includes 1,854,720 shares as to which Forstmann-Leff Associates Inc. has sole dispositive power, 488,660 shares as to which it shares dispositive power with its subsidiary, FLA Asset Management, Inc., and 181,900 shares as to which it shares dispositive power with its subsidiary, Stamford Advisors Corp., all as reported on Schedule 13G as of December 31, 1993. Forstmann-Leff Associates Inc. has sole voting power over 1,375,315 of such shares and shares voting power over 88,500 shares with FLA Asset Management, Inc., and over 181,900 shares with Stamford Advisors Corp. also as reported on

                                         (Footnotes continued on following page)

[FN]
(Footnotes continued from preceding page)
     Schedule 13G as of December 31, 1993. Includes 17,800 shares as to which Forstmann-Leff Associates has voting but no dispositive power.

(14) Represents shares that may be acquired upon exercise of currently exercisable warrants.

(15) FMR Corp. ("FMR") is a parent holding company. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 1,718,410 shares as a result of acting as an investment adviser to several investment companies and as a subadvisor to Fidelity American Special Situations Trust. Fidelity Management Trust Company ("FMTC"), a wholly owned subsidiary of FMR, is the beneficial owner of 204,700 shares as a result of its serving as an investment manager of institutional accounts. FMR Corp. and Edward C. Johnson 3d, through their control of Fidelity and FMTC, have sole power to dispose of the shares beneficially owned by Fidelity and FMTC and sole power to vote 6,000 of the shares beneficially owned by Fidelity and 163,500 of the shares beneficially owned by FMTC. The above information was reported on Schedule 13G as of December 31, 1993.

(16) The Prudential Insurance Company of America ("Prudential"), a mutual insurance company, may have direct or indirect voting and/or investment discretion over 1,737,800 shares which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and other affiliates. Prudential has sole voting and dispositive power as to 219,700 of the shares, shares voting power as to 1,188,900 of the shares and shares dispositive power over 1,518,100 of the shares. The above information was reported on
     Schedule 13G as of December 31, 1993.

(17) Jennison Associates Capital Corp. ("Jennison") is an investment advisor and may be deemed the beneficiary owner of the 1,619,900 shares as to which it shares dispositive power. Jennison has sole voting power over 305,700 of the shares and shares voting power over 985,000 of the shares, as reported on Schedule 13G as of December 31, 1993.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation of the Chief Executive Officer of the Company (the "CEO") and the four other most highly compensated executive officers during the three fiscal years ended December 31, 1993.

SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                           COMPENSATION
                                           ANNUAL COMPENSATION             ------------
                                -----------------------------------------     SHARES
  NAME AND PRINCIPAL                                      OTHER ANNUAL      UNDERLYING       ALL OTHER
       POSITION          YEAR    SALARY        BONUS   COMPENSATION(1)(2)   OPTIONS(#)   COMPENSATION(2)(3)
- -----------------------  -----  --------     --------- ------------------  ------------  ------------------
James L. Vincent.......   1993  $635,000     $ 310,000      $      0                0         $ 21,139
  Chairman and Chief      1992   570,000       285,000             0          200,000           19,746
  Executive Officer       1991   510,000       255,000           N/A           50,000              N/A
Kenneth M. Bate........   1993   220,000        72,000        25,640           25,000            3,207
  Vice President--        1992   196,000        59,000        28,835           25,000            3,207
  Marketing and Sales     1991   175,000        60,750           N/A           25,000              N/A
Irving H. Fox..........   1993   207,500        50,000        76,667           15,000            4,085
  Vice President--        1992   193,000        46,000        76,667           15,000            3,869
  Medical Affairs         1991   179,000        39,000           N/A           20,000              N/A
Joseph M. Davie........   1993   190,000(4)     75,000        99,987          250,000              892
  Vice President--        1992       N/A           N/A           N/A              N/A              N/A
  Research                1991       N/A           N/A           N/A              N/A              N/A
Lawrence S. Daniels....   1993   180,000(4)     35,000        41,040                0            3,943
  Vice President--        1992   180,000        36,000       149,941           25,000            1,554
  Strategic Planning      1991    14,538             0           N/A          100,000              N/A

- ---------------

(1) Other Annual Compensation in 1993 for Dr. Fox represents, and for Mr. Bate and Mr. Daniels includes, the portion of payments under a contingent bonus and mortgage loan forgiveness program made in connection with their hiring which became vested during the last fiscal year in the amount of $76,667, $25,556 and $40,000 respectively. Other Annual Compensation for Dr. Davie includes $61,834 in relocation expense payments and $32,204 in payments to cover taxes on relocation expense reimbursement.

(2) Information for 1991 is not required to be included under transition rules.

(3) All Other Compensation for Mr. Vincent, Mr. Bate, Dr. Fox and Mr. Daniels includes the dollar value of matching contributions made in shares of the Company's Common Stock during the last fiscal year under the Company's 401(k) plan in the amount of $2,182, $2,182, $2,092 and $2,248, respectively, and for each of the named individuals also includes the dollar value of premiums paid by the Company during the last fiscal year with respect to term life insurance for their benefit under an executive life insurance program in the amount of $18,957 for Mr. Vincent, $1,025 for Mr. Bate, $1,993 for Dr. Fox, $892 for Dr. Davie and $1,695 for Mr. Daniels.

(4) Includes compensation only for the period of the year during which the individual was employed by the Company.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding options granted to the CEO of the Company and the four other most highly compensated executive officers during the fiscal year ended December 31, 1993.

                                     INDIVIDUAL GRANTS                                          POTENTIAL REALIZABLE
- -------------------------------------------------------------------------------------------    VALUE AT ASSUMED ANNUAL
                                    NUMBER OF                                                   RATES OF STOCK PRICE
                                      SHARES       % OF TOTAL                                  APPRECIATION FOR OPTION
                                    UNDERLYING   OPTIONS GRANTED                                       TERM(1)
                                     OPTIONS      TO EMPLOYEES      EXERCISE     EXPIRATION   -------------------------
               NAME                 GRANTED(2)   IN FISCAL YEAR    PRICE($/SH)      DATE        5%($)         10%($)
- ----------------------------------  ----------   ---------------   -----------   ----------   ----------    -----------
James L. Vincent..................          0             0             N/A            N/A           N/A            N/A
Kenneth M. Bate...................     25,000          2.71           40.00       12/09/03       628,895      1,593,743
Irving H. Fox.....................     15,000          1.63           40.00       12/09/03       377,337        956,245
Joseph M. Davie...................    250,000         27.12           27.00        4/12/03     4,245,039     10,757,762
Lawrence S. Daniels...............          0             0             N/A            N/A           N/A            N/A

- ---------------

(1) The potential realizable values for all stockholders at the assumed annual rates of stock price appreciation of 5% and 10% would be $815,066,856 and $2,065,539,442, respectively. These values assume increases in the value of the shares of Common Stock outstanding at December 31, 1993 at the stated percentages over a ten-year period from an initial value of $40.125, the average of the high and low sales prices of the Company's Common Stock on December 31, 1993.

(2) The options granted to the named executive officers vest annually in six equal installments commencing one year from the date of grant, with the exception of Dr. Davie's options which vest over seven years.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table sets forth information regarding options exercised by the CEO and the four other most highly compensated executive officers of the Company during the fiscal year ended December 31, 1993.

                                                                NUMBER OF SHARES              VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                                              OPTIONS AT YEAR END                AT YEAR END(1)
                        SHARES ACQUIRED       VALUE       ----------------------------    -----------------------------
         NAME           ON EXERCISE(#)     REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
- ----------------------  ---------------    -----------    -----------    -------------    -----------     -------------
James L. Vincent......         0                0           719,000               0       $13,409,660(2)   $         0
Kenneth M. Bate.......         0                0           111,666          98,334         1,858,594          717,969
Irving H. Fox.........         0                0            64,500          70,500           722,082        1,270,098
Joseph M. Davie.......         0                0                 0         250,000                 0        3,281,250
Lawrence S. Daniels...         0                0            45,000          80,000           191,250          490,000
- ---------------

(1) The value of unexercised in-the-money options at year-end assumes a fair market value for the Company's Common Stock of $40.125, the average of the high and low sales prices of the Company's Common Stock on December 31, 1993.

(2) The shares issuable upon exercise of options held by Mr. Vincent are subject to repurchase by the Company under certain conditions and for a specified period.

PENSION PLAN

     Biogen has a defined benefit pension plan providing a monthly pension for life beginning at age 65. The current pension benefit formula is the sum of (i) 2% of 1986 compensation times years of service through

October 31, 1986, plus (ii) for each year of service after October 31, 1986, through December 31, 1988, 1.5% of compensation during the year up to the Social Security taxable wage base for the year and 2.5% of compensation during the year in excess of the Social Security taxable wage base, plus (iii) for each year of service after 1988, 1.6% of compensation during the year up to the participant's Social Security covered compensation level and 2.2% of compensation during the year in excess of the participant's Social Security covered compensation level. Each participant under the plan as in effect before November 1, 1986, will receive a pension of not less than the value of his or her account balance as of October 31, 1986, the date at which the plan changed from a defined contribution to a defined benefit plan, plus interest at the rate of 8%. Such a participant may elect to receive his or her account balance in a single sum payment upon termination of employment.

     The pension plan covers all U.S. employees of Biogen (other than students employed on a temporary basis) as of the first day of the calendar quarter following date of hire. A participant's interest in the plan is subject to a graded vesting schedule based on years of service with Biogen. Each employee is fully vested after completing seven years of service.

     Effective January 1, 1991, Biogen adopted the Biogen Supplemental Executive Retirement Plan (the "SERP"). Certain executive officers are eligible to participate in this plan, which is a non-funded arrangement. The purpose of the SERP is to maintain for SERP participants the level of retirement benefits provided under the pension plan's benefit formula before its amendment. The formula was amended to comply with new requirements enacted by the Tax Reform Act of 1986, with the amended formula applicable to service rendered starting in 1989. The amended formula (described above) results in a reduction in benefit accruals for certain executive officers. The SERP benefit formula maintains the pre-amendment pension plan's level of benefit accruals. The SERP will also serve as an excess benefit plan to make up for benefits that cannot be paid from the pension plan because of the limitation contained in the Internal Revenue Code of 1986, as amended, on compensation and benefits under a tax-qualified plan such as the pension plan.

     The following table shows the total estimated annual benefits payable upon retirement (age 65) for life under the pension plan and the SERP. These estimates are based on the assumptions that an employee will continue to work for Biogen until normal retirement age with no change in current 1993 compensation and that the Social Security taxable wage base in 1994 of $60,600 will continue without change.

          CURRENT SALARY
            PLUS BONUS                  15           20           25           30            35
- -----------------------------------  ---------    ---------    ---------    ---------    -----------
$ 150,000..........................  $  49,000    $  65,000    $  81,000    $  96,000    $   112,000
   200,000.........................     68,000       90,000      112,000      134,000        156,000
   300,000.........................    106,000      140,000      174,000      209,000        243,000
   400,000.........................    143,000      190,000      237,000      284,000        331,000
   500,000.........................    181,000      240,000      299,000      359,000        418,000
   600,000.........................    218,000      290,000      362,000      434,000        506,000
   700,000.........................    256,000      340,000      424,000      509,000        593,000
   800,000.........................    293,000      390,000      487,000      584,000        681,000
   900,000.........................    331,000      440,000      549,000      659,000        768,000
 1,000,000.........................    368,000      490,000      612,000      734,000        856,000
 1,100,000.........................    406,000      540,000      674,000      809,000        943,000
 1,200,000.........................    443,000      590,000      737,000      884,000      1,031,000

     The (i) current pensionable earnings (salary and bonus), (ii) current years of service, and (iii) projected total service at age 65 are as follows for each of the executive officers named in the compensation and option tables: Mr. Vincent ($945,000 8.5 years, 19 years (projected)); Mr. Bate ($292,000, 3.5 years, 26 years (projected)); Dr. Fox ($257,500, 4 years, 19 years (projected)); Dr. Davie ($265,000, 1.0 years, 11.5 years (projected)) and Mr. Daniels ($215,000, 2.0 years, 16.0 years (projected)).

                            EMPLOYMENT ARRANGEMENTS

     Each of Mr. Bate, Dr. Fox, Dr. Davie and Mr. Daniels has an agreement with the Company under which each receives executive life insurance and tax preparation services. Each of the agreements further provides for compensation of the officer in the event his employment is terminated by the Company, other than for cause, in the amount of base salary and certain medical benefits for twelve months or until alternative employment is obtained, if earlier. Mr. Vincent also has an agreement with the Company under which he receives term life, disability, and personal liability insurance, personal income tax return preparation and tax audit services. Mr. Vincent's agreement with the Company also provides for yearly salary reviews and a minimum bonus of 25% of base salary if his performance is satisfactory. In addition, Mr. Vincent will be entitled to receive the discounted present value of an amount equal to compensation for 30 months following non-cause termination (whether by the Company, or in certain cases, by Mr. Vincent) based on his last annual salary and bonus, together with the amount of certain excise taxes imposed on such termination payments.

                      STATEMENT OF COMPENSATION PHILOSOPHY
                     (REPORT OF COMPENSATION AND MANAGEMENT
                       RESOURCES COMMITTEE AND STOCK AND
                     OPTION PLAN ADMINISTRATION COMMITTEE)

     As our company grows and matures, the capacity and talent of our people are the most important factors for ensuring long-term vitality. They will make the critical difference in the future.

                                          JAMES L. VINCENT
                                          Message to Stockholders, 1991 Annual
                                          Report

     The Biogen executive compensation program consists of four parts: base salary, annual bonus, stock options, and additional benefits. In developing this program, the Company's overall compensation philosophy is the critical underlying element. This philosophy is to hire individuals possessing excellent professional skills, coupled with outstanding managerial track records, who will help achieve the Company's mission of moving from a development-stage company to a global operating pharmaceutical company.

     A practical outcome of the philosophy is the Company's continued commitment to recruit, motivate and retain senior executives with demonstrated talent and managerial leadership skills typically gained from successful experiences in positions of greater scope and responsibility in pharmaceutical and other industry settings. This commitment will enable the Company to have the requisite management capacity in place to fulfill its stated mission.

     Inherent in this philosophy is leveraging the compensation program by placing a significant emphasis on equity participation. This is accomplished by offering a capital accumulation opportunity that conserves cash and blends the interests of stockholders with those of senior management. The Company's target for total compensation is to be competitive with Fortune 500 pharmaceutical companies, which typically results in Biogen pay levels at or above the 75th percentile of the biotechnology industry. In 1993, the total compensation package paid to executive officers, other than the Chief Executive Officer, was slightly above average compared to the major biotechnology companies with respect to cash compensation, and above the 75th percentile of the major biotechnology companies with respect to the value of stock options granted.

     Individual compensation decisions are made with reference to progress toward goals tailored for a company at Biogen's stage of development, rather than traditional measures of a company's performance, such as short-term earnings per share, which often do not relate to the successful execution of a strategy such as that which Biogen is pursuing at this stage of its development.

BASE SALARY

     Company philosophy regarding executive base salary is to maintain it at a competitive level, sufficient to recruit individuals possessing the skills and values necessary to achieve the Company's vision and mission over the long term. Determinations of appropriate base salary levels are generally made through regular participation in a variety of industry and industry-related surveys and special studies, as well as by monitoring developments in key industries such as the pharmaceutical industry. This information is also used in evaluating other compensation elements. Periodic adjustments in base salary will relate to competitive factors and to individual performance evaluated against pre-established objectives.

ANNUAL BONUS

     The Compensation and Management Resources Committee of the Board, in its discretion, may award bonuses to executive officers, and the Company expects to pay bonuses based on each executive officer's performance goals. The intent of the annual bonus is to motivate and reward performance of senior executives measured against distinct and clearly articulated goals and in light of the competitive compensation practices of the biotechnology industry. The goals vary with each executive officer's responsibilities and are based on milestones to be accomplished by the officer rather than being fixed by reference to overall measures of the Company's performance. In 1993, these goals included achievement of certain clinical milestones with respect to late stage product candidates, commencement of new facilities construction and closing of related financing and acquisition or licensing of key technology and patent rights.

STOCK OPTIONS

     Stock options are viewed as a fundamental element in the total compensation program and, in keeping with the Company's basic philosophy, emphasize long term Company performance as measured by creation of stockholder value. Additionally, the holding of options by senior executives fosters a community of interest between stockholders and the executives as well as the other participants in the Company's stock option plans. The Company believes that because of this community of interest, the use of stock options is preferable to other forms of stock compensation such as restricted stock. Options under the Company's stock option plans are granted to almost all employees, and particularly to key employees who are likely to contribute significantly to the growth and successful operation of the Company. In determining the size of the grant of an option to an executive officer in any year, the Company considers not only competitive factors, changes in responsibility and the executive officer's achievement of individual pre-established goals, as described above, but also the number and terms of options previously granted to the officer. In addition, a significant grant of options is usually made when an executive officer joins the Company. In 1993, Dr. Davie was granted options to purchase a significant number of shares in connection with his joining the Company as Vice President -- Research. The size of option grants to executive officers is determined by the Stock and Option Plan Administration Committee upon recommendation by the Chief Executive Officer.

     Although options may be granted at any price equal to or greater than the par value of the Common Stock, historically options have been granted, as a matter of Company policy, at 100% of the fair market value on the date of grant. The Company has generally awarded options to officers on employment and at regular intervals thereafter, but awards may be made at other times as well. Some of the Company's stock option plans also provide for granting options to members of the Board of Directors and the Scientific Board.

     Vesting of stock options is determined by the Board's Stock and Option Plan Administration Committee. Options granted to employees other than the Chief Executive Officer vest in periods generally ranging from six to seven years after grant.

ADDITIONAL BENEFITS

     The fourth element of Biogen's executive compensation program is the additional benefit component. Executive officers are entitled to participate in the benefit plans generally available to employees. In addition executive officers receive executive life insurance and tax preparation services as described elsewhere in this Proxy Statement.

CEO COMPENSATION

     The compensation of Biogen's Chief Executive Officer reflects the philosophy described above. Mr. Vincent has had extensive pharmaceutical industry experience and was hired in 1985 from one of the nation's largest corporations at a time when Biogen's financial condition and prospects were considerably weaker. The terms of his employment, which included his initial stock option grants, were structured to provide significant incentives to contribute to the Company's success. Under those terms, it was contemplated that he would receive a base salary that would increase at varying, unspecified rates depending on inflation and his performance, and an annual bonus computed as a percentage of base salary based on a minimum bonus of 25% of base salary if his performance is satisfactory, with a significantly higher bonus contemplated if his performance is more than satisfactory. Mr. Vincent's employment may be terminated at any time by him or Biogen. Other details are set forth under "Employment Arrangements," above.

     Mr. Vincent's compensation is not formula based but rather is determined by the Compensation and Management Resources Committee and the Stock and Option Plan Administration Committee based on the Committees' assessment of Mr. Vincent's performance and review of data showing the compensation of Mr. Vincent's peers in the pharmaceutical industry. Mr. Vincent's performance is evaluated by the Committees by considering various factors, including the breadth of Mr. Vincent's responsibilities and progress made in the Company's development toward becoming a fully integrated pharmaceutical company as measured by the Committees' assessment of the performance of the key departments. At each quarterly meeting, the Board receives a status report from the key departments reviewing achievements and setbacks during the preceding quarter and detailing plans for the next quarter. In 1993, the Company's progress and the quality of Mr. Vincent's performance were reflected in achievements in areas such as product development, facilities expansion and the building of a solid management and financial structure.

     In determining whether or not to grant Mr. Vincent stock options as part of his compensation package, the Stock and Option Plan Administration Committee considers not only competitive factors and Mr. Vincent's performance but also the number and terms of options previously granted. In recognition of his performance and as an additional incentive for the future, Mr. Vincent was granted a significant number of stock options in late 1992, with the understanding that, barring unforeseen circumstances, no further options would be granted to Mr. Vincent for the next three years.

IMPACT OF INTERNAL REVENUE CODE SECTION 162(M)

     Internal Revenue Code Section 162(m), enacted in 1993, precludes a public corporation from taking a deduction in 1994 or subsequent years for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest paid officers. At such time as this provision would impact the Company, the Committees will assess the practical effect on executive compensation and determine what action, if any, is appropriate.

COMMITTEES ROLES

     The stock option plans for senior executives are administered by the Stock and Option Plan Administration Committee (Messrs. Morley and Stevens) of the Board of Directors. Other compensation decisions for senior executives are made by the Compensation and Management Resources Committee or, in the case of the Chief Executive Officer, by the Board based on recommendations from that Committee.

                                          James W. Stevens, Chairman,
                                          Compensation and
                                            Management Resources Committee
                                          Roger H. Morley
                                          Phillip A. Sharp
                                          James L. Vincent

                               PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock during a period commencing on December 31, 1988 and ending December 31, 1993 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and the beginning of the period; by
(ii) the share price at the beginning of the period) with the cumulative return of the Standard & Poor's 500 Stock Index and the NASDAQ Pharmaceutical Stocks
Total Return Index. The NASDAQ Pharmaceutical Stocks Total Return Index, which is calculated and supplied by NASDAQ, represents all companies trading on NASDAQ under the Standard Industrial Classification (SIC) Code for pharmaceutical companies which includes biotechnology companies. It should be noted that Biogen has not paid dividends on its Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance.

                                                                    NASDAQ
      Measurement Period                                         Pharmaceutical
    (Fiscal Year Covered)           BIOGEN          S&P 500         Index
1988                                 100             100             100
1989                                 235             132             126
1990                                 407             128             151
1991                                 561             166             401
1992                                 660             179             334
1993                                 560             197             301

                              CERTAIN TRANSACTIONS

     In connection with the hiring of certain executives, the Company has granted bonuses contingent upon the executive's continued employment over a period of years. In addition, the Company has also, in the ordinary course of its business, made loans to certain executive officers and other key employees in connection with their hiring to facilitate their relocation to the area.

                        RATIFICATION OF THE SELECTION OF
                            INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Price Waterhouse, independent accountants, to examine the financial statements of the Company for the year ending December 31, 1994. Price Waterhouse examined the Company's financial statements for the year ended December 31, 1993. If the stockholders do not ratify the selection of Price Waterhouse as the Company's independent accountants, the Board of Directors will reconsider its selection. The Company expects that representatives of Price Waterhouse will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994.

                                 OTHER MATTERS

     The Company's officers, directors and greater than ten percent stockholders are required to file reports of ownership and change of ownership with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Based solely on information provided to the Company by the individual directors and officers, the Company believes that, during the fiscal year ended December 31, 1993, all filing requirements applicable to executive officers and directors were complied with except for the late reporting of 100 shares owned by Irvin D. Smith upon commencement of his employment.

     The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

     To be considered for presentation at the Annual Meeting of Stockholders to be held in 1995, stockholder proposals must be received, marked for the attention of the "Vice President -- General Counsel," Biogen, Inc., 14 Cambridge Center, Cambridge, Massachusetts 02142, not later than December 16, 1994.

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the Directors, officers or employees of the Company. No additional compensation will be paid for such solicitation. In addition, the Company has hired D.F. King & Co., Inc. to act as its proxy solicitation agent to assist in the solicitation of proxies for the Meeting. The Company estimates that the fees payable to D.F. King for such services will be approximately $5,000.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the securities laws that might incorporate future filings, including this Proxy Statement, in whole or in part, the reports of the compensation and stock option committees and the performance graph included in this Proxy Statement shall not be incorporated by reference into any such filings.

     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                          By order of the Board of Directors:

                                          /s/ MICHAEL J. ASTRUE

                                          Michael J. Astrue
                                          Clerk

Cambridge, Massachusetts
April 18, 1994

                                [BIOGEN LOGO]
                             14 CAMBRIDGE CENTER
                             CAMBRIDGE, MA 02142




                           NOTICE OF ANNUAL MEETING
                             AND PROXY STATEMENT






                                 MEETING DATE
                                 JUNE 3, 1994







      YOUR VOTE IS IMPORTANT.
      PLEASE SIGN AND PROMPTLY RETURN
      YOUR PROXY IN THE ENCLOSED ENVELOPE.

                                 BIOGEN, INC
          PROXY SOLICITED BY THE BOARD OF DIRECTORS OF BIOGEN, INC.
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 3, 1994

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT, DATED APRIL 18, 1994, AND DOES HEREBY APPOINT JAMES L. VINCENT AND MICHAEL J. ASTRUE, AND EACH OF THEM, PROXIES OF THE UNDERSIGNED WITH ALL THE POWERS THE UNDERSIGNED WOULD POSSESS IF PERSONALLY PRESENT AND WITH FULL POWER OF SUBSTITUTION IN EACH OF THEM, TO APPEAR AND VOTE ALL SHARES OF COMMON STOCK OF BIOGEN, INC., A MASSACHUSETTS CORPORATION, WHICH THE UNDERSIGNED WOULD BE ENTITLED TO VOTE IF PERSONALLY PRESENT AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT THE ROYAL SONESTA HOTEL, 5 CAMBRIDGE PARKWAY, CAMBRIDGE, MASSACHUSETTS ON FRIDAY, JUNE 3, 1994 AT 10:00 A.M. AND AT ANY ADJOURNMENT THEREOF.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED HEREIN. IN EACH CASE IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES AS A DIRECTOR AND FOR PROPOSAL 2. AS TO ANY OTHER MATTER, SAID PROXY HOLDERS WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGEMENT. THIS PROXY MAY BE REVOKED IN WRITING AT ANY TIME PRIOR TO THE VOTING THEREOF.

IN THEIR DISCRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

- --------------------------------------------------------------------------------
  PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED
                                  ENVELOPE,
- --------------------------------------------------------------------------------
PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS ON THE REVERSE SIDE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. TRUSTEES AND OTHER FIDUCIARIES SHOULD
INDICATE THE CAPACITY IN WHICH THEY SIGN, AND WHERE MORE THAN ONE NAME APPEARS,
A MAJORITY MUST SIGN. IF A CORPORATION, THIS SIGNATURE SHOULD BE THAT OF AN AUTHORIZED OFFICER WHO SHOULD STATE HIS OR HER TITLE.
- --------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                      DO YOU HAVE ANY COMMENTS?

_________________________________              _________________________________

_________________________________              _________________________________

_________________________________              _________________________________


- --------------------------------------------------------------------------------

/ X / PLEASE MARK VOTES
      AS IN THIS EXAMPLE                                                                        With-   For All
                                                                                        For     hold    Except
                                                1.) Election of Directors.              /  /    /  /    /  /

              BIOGEN, INC.                          NOMINEES: Alexander Bearn, Harold W. Buirkle, and James L. Vincent for
                                                    a three year term ending at the Annual Meeting of Stockholders in 1997 and Phillip A. Sharp for a two year term ending at the Annual Meeting of
                                                    Stockholders in 1996.

                                                          ALEXANDER BEARN, HAROLD W. BUIRKLE, JAMES L. VINCENT
                                                                         AND PHILLIP A. SHARP

          RECORD DATE SHARES:                       If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name.
                                                    Your shares will be voted for the remaining nominees.

                                                                                                       With-    For All
                                                                                               For     hold     Except
                                                2.) To ratify the selection by the Company's  /  /     /  /     /  /
                                                    Board of Directors of Price Waterhouse
                                                    as the Company's independent accountants
                                                    for the fiscal year ending December 31,
                                                    1994.

                                                                Mark box at right if you plan to attend the meeting.            /  /
                                               ------------
Please be sure to sign and date this Proxy.    Date             Mark box at right if comments or address change have            /  /
- -----------------------------------------------------------     been noted on the reverse side of the card.


- ----Stockholder sign here------------Co-owner sign here----


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